Form N-SAR for Equity Funds


Exhibit 99.77Q1

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above.

The form of the Plan of Reorganization and Termination discussed in
Exhibit 99.77M is hereby incorporated by reference to the Registration Statement on Form N-14 filed with the Securities and Exchange Commission on September 26, 2011 (Accession Number 0001206774-11-002123).